EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firms

The Board of Directors

BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-141218) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496 and 333-141531) on Form S-8 of BHP Billiton Limited of our reports dated September 26, 2007, with respect to the consolidated balance sheets of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of June 30, 2007 and 2006, and the related consolidated income statements, consolidated statements of recognised income and expense and consolidated cash flow statements for each of the years in the three-year period ended June 30, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2007 and the effectiveness of internal control over financial reporting as of June 30, 2007, which reports appear in the June 30, 2007 Annual Report on Form 20-F of the BHP Billiton Group.

/s/ KPMG                                                     /s/ KPMG Audit Plc

KPMG                                                         KPMG Audit Plc

Melbourne, Australia                                  London, United Kingdom

September 26, 2007                                    September 26, 2007